UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure.

On July 8, 2004, MetroPCS, Inc. issued a press release announcing that it has entered into an agreement to acquire two additional 10MHz PCS licenses for the basic trading areas of Tampa-St. Petersburg-Clearwater, Florida and Sarasota-Brandenton, Florida. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is incorporated herein in its entirety.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated July 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: July 8, 2004	By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President, Chief Executive Officer, Secretary and Chairman of the Board